Exhibit (13)(a)

TRANSFER AGENCY AGREEMENT

AGREEMENT dated as of July 31, 2009, and amended and restated as of July XX, 2017 by and between Viking Mutual Funds (the “Trust” or “Fund”), a Delaware statutory trust, having its principal office and place of business at 1 Main Street North, Minot, North Dakota 58703, and Integrity Fund Services, LLC (f/k/a Integrity Fund Services, Inc.), (the “Transfer Agent”), a limited liability company organized under the laws of the State of North Dakota with its principal place of business at 1 Main Street North, Minot, North Dakota 58703.

WITNESSETH:

That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Transfer Agent agree as follows:

1.     Definitions.

                Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)           “Authorized Person” shall be deemed to include the President, the Vice President, the Secretary, and the Treasurer of the Fund, the persons listed in Appendix A hereto, and any other person, whether or not such person is an officer of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a certificate furnished to the Transfer Agent pursuant to Section 5(d) or 5(e) hereof as may be received by the Transfer Agent from time to time.

(b)           “Commission” shall have the meaning given it in the 1940 Act.

(c)           “Custodian” refers to the custodian and any sub-custodian of all securities and other property which the Fund may from time to time deposit or cause to be deposited or held under the name or account of such custodian.

(d)           “Declaration of Trust” shall mean the Fund’s Declaration of Trust as now in effect and as the same may be amended from time to time.

(e)           “Officer” shall mean the President, Vice President, Secretary, and Treasurer of the parties hereto.

(t)            “Oral Instructions” shall mean instructions, other than written instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

(g)           “Prospectus” shall mean any current prospectus and statement of additional information relating to the registration of the Fund’s shares under the Securities Act of 1933, as amended, and the 1940 Act.

(h)           “Shares” refers to the units into which the shareholders’ proprietary interests in the Fund are divided.

(i)             “Shareholder” means a record owner of Shares.

(j)             “Trustees” or “Board of Trustees” refers to the duly elected Trustees of the Fund.

(k)            “Written Instructions” shall mean a written or electronic communication actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communications.

(1)            The “1940 Act” refers to the Investment Company Act of 1940, and the Rules and Regulations promulgated thereunder, all as amended from time to time.

2.     Appointment of the Transfer Agent.

The Fund hereby appoints and constitutes the Transfer Agent as transfer agent for its Shares and as Shareholder servicing agent, and the Transfer Agent accepts such appointment and agrees to perform the duties hereinafter set forth.

3.     Compensation.

(a)            The Fund will compensate the Transfer Agent for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein.

The Transfer Agent will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Schedule A. The Fund will promptly pay to the Transfer Agent the amount of such billing.

(b)            Any compensation agreed to hereunder may be adjusted from time to time upon mutual agreement by both parties hereto by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Officer of each party hereto.

4.     Documents.

In connection with the appointment of the Transfer Agent, the Fund shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder, furnish the Transfer Agent with the following documents:

(a)            A certified copy of the Fund’s Declaration of Trust, as amended.

(b)            A certified copy of the Fund’s Bylaws, as amended.

(c)            A copy of the resolution of the Trustees authorizing execution and delivery of this Agreement.

(d)            If applicable, a specimen of the certificate for Shares of the Fund in the form approved by the Trustees, with a certificate of the Secretary of the Fund as to such approval.

(e)            All account application forms and other documents relating to Shareholder accounts or to any plan, program, or service offered by the Fund.

5.   Further Documentation.

The Fund will also furnish from time to time the following documents:

(a)            The Fund’s Registration Statement and each subsequent amendment to the Fund’s Registration Statement that is filed with the Commission.

(b)            Certificates as to any change in any Officer, Trustee, or Investment Adviser of the Fund.

(c)            Such other certificates, documents, or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties hereunder.

6.     Representations of the Fund.

The Fund represents to the Transfer Agent that Shares will be issued in accordance with the terms of the Declaration of Trust and the Prospectus and that such Shares shall be validly issued, fully paid, and non-assessable by the Fund.

In the event that the Trustees shall declare a distribution payable in Shares, the Fund shall deliver to the Transfer Agent written notice of such declaration signed on behalf of the Fund by an Officer of the Fund, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate action has been taken, and (iii) that any amendment to the Declaration of Trust which may be required has been filed and is effective. Such notice shall be accompanied by an opinion of counsel for the Fund relating to the legal adequacy and effect of the transaction. This provision shall not apply to Shares to be issued in the normal course of reinvestment of any distributions or dividends in accordance with the Fund’s Prospectus.

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7.     Duties of the Transfer Agent.

The Transfer Agent shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing Shareholder account and administrative agent functions in connection with the issuance, transfer, and redemption or repurchase (including coordination with the Custodian) of Shares. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Transfer Agent and the Fund and shall be expressed in a written schedule of duties of the Transfer Agent annexed hereto as Schedule B and incorporated herein.

8.     Recordkeeping and Other Information.

The Transfer Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and those records pertaining to the various functions performed by it hereunder which are set forth in Schedule B hereto. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

Upon reasonable notice by the Fund, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund or any person retained by the Fund.

To the extent required by said Section 31 and the rules and regulations thereunder, the Transfer Agent agrees that all such records prepared and maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund.

The Transfer Agent and the Fund agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received in connection with this Agreement shall remain confidential and shall not be voluntarily disclosed to any person, except as may be required by law. In the case of any requests or demands for any inspection of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized Officer of the Fund as to such inspection.

9.     Other Duties.

In addition to the duties expressly set forth in Schedule B to this Agreement, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefore, as may from time to time be agreed upon in writing between the Fund and the Transfer Agent. Such other duties and functions shall be reflected in a written amendment to Schedule B, dated and signed by an Officer of each party hereto.

10.  Reliance by Transfer Agent; Instructions.

(a)                 The Transfer Agent will be protected in acting upon Written or Oral Instructions, as appropriate, believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. The Transfer Agent will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the Officers of the Fund and the proper countersignature of the Transfer Agent.

(b)            At any time the Transfer Agent may apply to any Authorized Person of the Fund for Written Instructions and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Transfer Agent; provided, however, that if such reliance involves a potential material loss to the Fund, the Transfer Agent will advise the Fund of any such action(s) to be taken in accordance with the opinion of counsel to the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Fund within a reasonable period of time. In addition, the Transfer Agent, its officers, agents, or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is known by the Transfer Agent, or its officers, agents, or employees, to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of an Authorized Person.

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(c)           Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

(1) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefore;

(2) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

(3) the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or

(4) the legality of any recapitalization or readjustment of the Shares.

11.  Acts of God. Etc.

Neither the Transfer Agent nor the Fund will be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation, communication, or power supply.

12.  Responsibility and Indemnification.

(a)         The Transfer Agent shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder.  It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, other than those prepared by Integrity Fund Services, LLC (“IFS”), advice of the Fund, other than advice of IFS, or advice of counsel for the Fund and upon statements of the Fund’s independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Transfer Agent, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b)           The Transfer Agent shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Transfer Agent in the performance of its duties hereunder except as hereinafter set forth.  Nothing herein contained shall be construed to protect the Administrator against any liability to the Fund or its shareholders to which the Transfer Agent shall otherwise be subject to reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Transfer Agent’s obligations and duties under this Agreement or the willful violation of any applicable law.

(c)           Except as may otherwise be provided by applicable law, neither the Transfer Agent nor its officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to the Transfer Agent by the Fund or its authorized agents, other than the Transfer Agent, or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or negligence in the performance of its duties, by reason of reckless disregard of the Transfer Agent’s obligations and duties under this Agreement or the willful violation of any applicable law.

13.  Term and Termination.

This Agreement shall become effective on the date first set forth above (the “Effective Date”) and shall continue in effect from year to year thereafter as the parties may mutually agree; provided, that either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a resolution of the Board of Trustees of the Fund, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, the Transfer Agent will deliver to such successor a certified list of Shareholders of the Fund (with names, addresses, and taxpayer identification or Social Security numbers), an historical record of the account of each Shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent’s personnel in the establishment of books, records, and other data by such successor or successors.

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14.  Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

15.  Subcontracting.

Except as otherwise provided below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express written consent of the other party. The Transfer Agent may, in its sole discretion and without further approval from the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including, but not limited to, any affiliate or subsidiary; provided, however, that (a) the Transfer Agent shall remain fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions, and (b) to the extent that the Transfer Agent subcontracts any functions or activities required or performed by a registered transfer agent, the subcontracting party shall be a duly registered transfer agent with the appropriate regulatory agency as required under Section 17A of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended.

16.  Use of Transfer Agent’s Name.

The Fund shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, Shareholders’ report, sales literature, or other material relating to the Fund for other than internal use, in a manner not approved prior thereto; provided, that the Transfer Agent shall approve all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Commission or a state securities administrator.

17.  Use of the Fund’s Name.

The Transfer Agent shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that the Fund shall approve all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by the Commission or a state securities administrator.

18.  Security.

The Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which the Transfer Agent has implemented or will implement with regard to safeguarding from loss or damage attributable to fire; theft, or any other cause (including provision for 24 hours-a-day restricted access) of the Fund’s records and other data and the Transfer Agent’s records, data, equipment, facilities, and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

19.    Miscellaneous.

(a)            Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Transfer Agent shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund(s):

Viking Mutual Funds

1 Main Street North

Minot, ND 58703

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To the Transfer Agent:

Integrity Fund Services, LLC

1 Main Street North

Minot, ND 58703

(b)            This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the other party.

(c)            This Agreement shall be construed in accordance with the laws of the State of North Dakota.

(d)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

(e)            The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

20.    Liability of Trustees, Officers, and Shareholders.

The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an authorized Officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Fund, but bind only the property of the Fund.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.

VIKING MUTUAL FUNDS

By __________________________________________

                                                                                                        Shannon D. Radke - President

Date:     July XX, 2017

Agreed and Accepted by:

INTEGRITY FUND SERVICES, LLC

By ______________________________________

     Shannon D. Radke - President

Date:      July XX, 2017

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APPENDIX A

I, Shannon D. Radke, President of Viking Mutual Funds (the “Trust” or “Fund”), a Delaware statutory trust, do hereby certify that the following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                                                                                                            Signature

Shannon D. Radke                                                                                    _______________________________________

                                                                                                                _______________________________________

                                                                                                                Shannon D. Radke

                                                                                                                _______________________________________

                                                                                                                Toben J. Taft

                                                                                                                _______________________________________

                                                                                                                Adam C. Forthun

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SCHEDULE A

FEE SCHEDULE

TRANSFER AGENT CHARGES

INTEGRITY FUND SERVICES, LLC

[•]

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SCHEDULE B

DUTIES OF THE TRANSFER AGENT

(See Exhibit 1 for Summary of Services.)

1.             Shareholder Information.

The Transfer Agent shall maintain a record of the number of Shares held by each holder of record which shall include his address and taxpayer identification number and which shall indicate whether such Shares are held in certificated or uncertificated form.

2.             Shareholder Services.

The Transfer Agent will investigate all Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund. The Transfer Agent shall keep records of Shareholder correspondence and replies thereto and of the lapse of time between the receipt of such correspondence and the mailing of such replies.

3.             State Registration Reports.

The Transfer Agent shall furnish on a state-by-state basis sales reports and such periodic and special reports as the Fund may reasonably request and such other information, including Shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Fund and the Transfer Agent.

4.             Mailing Communications to Shareholders; Proxy Materials.

The Transfer Agent will address and mail to Shareholders of the Fund all reports to Shareholders, dividend and distribution notices, and proxy material for the Fund’s meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent will report on proxies voted prior to meetings, act as inspector of election at meetings, if so requested by the Fund, and certify Shares voted at meetings.

5.             Sales of Shares.

(a)            Processing of Investment Checks or Other Investments. Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of the Fund for the purchase of Shares, the Transfer Agent shall stamp the check with the date of receipt, shall forthwith process the same for collection, and shall record the number of Shares sold, the trade date, the price per Share, and the amount of money to be delivered to the Custodian of the Fund for the sale of such Shares.

(b)            Issuance of Shares. Upon receipt of notification that the Custodian has received the amount of money specified in the immediately preceding paragraph, the Transfer Agent shall issue to and hold in the account of the purchaser/Shareholder, or if no account is specified therein, in a new account established in the name of the purchaser, the number of Shares such purchaser is entitled to receive, as determined in accordance with applicable federal law or regulation.

(c)           Statements. On a quarterly basis, the Transfer Agent shall send to the purchaser/Shareholder a statement of purchases which will show the new Share balance, the Shares held under a particular plan, if any, for withdrawing investments, the amount invested and the price paid for the newly purchased Shares, or will be in such other form of statement as the Fund and the Transfer Agent may agree from time to time.

(d)           Suspension of Sale of Shares. The Transfer Agent shall not be required to issue any Shares where it has received a Written Instruction from the Fund or written notice from any appropriate federal or state authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

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(e)           Taxes in Connection with Issuance of Shares. Upon the issuance of any Shares in accordance with the foregoing provisions of this Section, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid in connection with such issuance.

(f)            Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will:

(1)  give prompt notice of such return to the Fund or its designee;

(2)  place a stop transfer order against all Shares issued as a result of such check or order; and

(3)  take such actions as the Transfer Agent may from time to time deem appropriate.

6.             Redemptions.

(a)           Requirements for Transfer or Redemption of Shares. The Transfer Agent shall process all requests from Shareholders to transfer or redeem Shares in accordance with the procedures set forth in the Prospectus and all determinations of the number of Shares required to be redeemed to fund designated monthly payments, automatic payments, or any other such distribution or withdrawal plan.

The Transfer Agent will transfer or redeem Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably may deem necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.

Except to the extent inconsistent with the procedures set forth in the Prospectus, the Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a member firm of a national securities exchange, by any national bank or trust company, or by any member bank of the Federal Reserve system. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

The Transfer Agent may, in effecting transactions, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the provisions of Article 8 of the Uniform Commercial Code, as the same may be amended from time to time in the State of North Dakota, which in the opinion of legal counsel for the Fund or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares. The Fund may authorize the Transfer Agent to waive the signature guarantee in certain cases by Written Instructions.

For the purpose of the redemption of Shares which have been purchased within 15 days of a redemption request, the Transfer Agent may refuse to redeem such Shares until the Transfer Agent has received fed funds for the purchase of such Shares.

(b)           Notice to Custodian and Fund. When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund a notification setting forth the number of Shares to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares and Shares attributed to individual accounts and, if applicable, any individual withdrawal or distribution plan.

(c)           Payment of Redemption Proceeds. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay to the Shareholder, or his authorized agent or legal representative, such moneys as are received from the Custodian, all in accordance with the redemption procedures described in the Prospectus; provided, however, that the Transfer Agent shall pay the proceeds of any redemption of Shares purchased within 15 days of a redemption request to the Transfer Agent upon a determination that good funds have been collected for the purchase of such Shares. The Fund shall indemnify the Transfer Agent for any payment of redemption proceeds or refusal to make such payment if the payment or refusal to pay is in accordance with this Section.

The Transfer Agent shall not process or effect any redemptions pursuant to a plan of distribution or redemption or in accordance with any other Shareholder request upon the receipt by the Transfer Agent of notification of the suspension of the determination of the Fund net asset value.

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7.             Dividends.

(a)           Notice to Transfer Agent and Custodian. Upon the declaration of each dividend and each capital gains distribution by the Board of Trustees of the Fund with respect to Shares, the Fund shall furnish to the Transfer Agent a copy of a resolution of its Board of Trustees certified by the Secretary setting forth with respect to the Shares the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Transfer Agent on the payment date, and whether such dividend or distribution is to be paid in Shares at net asset value.

On or before the payment date specified in such resolution of the Board of Trustees, the Fund will cause the Custodian of the Fund to pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record as of such payment date.

(b)           Payment of Dividends by the Transfer Agent. The Transfer Agent will, on the designated monthly payment date, automatically reinvest all dividends in additional Shares at net asset value (determined on such date) and mail to each Shareholder on a quarterly basis at his address of record, or such other address as the Shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the Shareholder and the net asset value of the Shares so credited to the Shareholder’s account; provided, however, that if the Transfer Agent has on file a direction by the Shareholder to pay income dividends or capital gains dividends, or both, in cash, such dividends shall be paid in accordance with such instructions; and provided further, that in the event of the return of two consecutive dividend checks as undeliverable, Transfer Agent shall change such Shareholder account to a reinvestment account if so provided in the Prospectus.

(c)           Insufficient Funds for Payments. If the Transfer Agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, the Transfer Agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

(d)                 Information Returns. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends, return of capital, and capital gain distributions with the proper federal, state, and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to Shareholders when required to withhold taxes under applicable law.

8.             Anti-Money Laundering Program.

The Funds authorize the Transfer Agent to perform, on behalf of the Funds, Anti-Money Laundering (“AML”) services in accordance with the Anti-Money Laundering Program adopted by the Funds, including the Fund’s Customer Identification Program.  The Transfer Agent shall maintain policies and procedures, and related internal controls which are consistent with such AML Program.  The Transfer Agent will also comply with economic sanction programs administered by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”), including checking Shareholder names against the OFAC list of sanctioned persons.

The Transfer Agent is authorized to take, on behalf of the Funds, any action permitted by law and in accordance with the Fund’s AML Program in carrying out its responsibilities under the Fund’s AML Program, including rejecting purchases, freezing Shareholder accounts, restricting certain services, or closing Shareholder accounts if (a) suspicious activity is detected, (b) it is unable to verify the identity of a Shareholder, or (c) a Shareholder matches a government list of known or suspected suspicious persons.

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                                                                                                                                              Exhibit 1

                                                                                                                                                                                              to

                                                                                                                                                                                      Schedule B

SUMMARY OF SERVICES

                The services to be performed by the Transfer Agent shall be as follows:

A.      DAILY RECORDS

Maintain daily on disc the following information with respect to each Shareholder account as received:

•               Name and Address (Zip Code)

•               Balance of Shares held by Transfer Agent

•               State of residence code

•               Beneficial owner code: i.e., male, female, joint tenant, etc.

•               Dividend code (reinvestment)

•               Number of Shares held in certificate form

B.        OTHER DAILY ACTIVITY

•               Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Fund.).

•               Furnish a Statement of Additional Information to any Shareholder who requests (in writing or by telephone) such statement from the Transfer Agent.

•               Examine and process Share purchase applications in accordance with the Prospectus.

•               Furnish Forms W-9 to all Shareholders whose initial subscriptions for Shares did not include taxpayer identification numbers.

•               Process additional payments into established Shareholder accounts in accordance with the Prospectus.

•               Upon receipt of proper instructions and all required documentation, process requests for redemption of Shares.

•               Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent and the Fund in accordance with written procedures set forth in the Fund's Prospectus.

•               Examine and process all transfers of Shares, insuring that all transfer requirements and legal documents have been supplied.

•               Issue and mail replacement checks.

C.        REPORTS PROVIDED TO THE FUND

Furnish the following reports to the Fund:

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•               Daily financial totals

•               Blue sky reports

•               Monthly Form N-SAR information (sales/redemptions)

•               Monthly report of outstanding Shares

•               Monthly analysis of accounts by beneficial owner code

•               Monthly analysis of accounts by Share range

•               Analysis of sales by state; provide a "warning system" that informs the Fund when sales of Shares in certain states are within a specified percentage of the Shares registered in the state.

D.        DIVIDEND ACTIVITY

•               Calculate and process Share dividends and distributions as instructed by the Fund.

•               Compute, prepare, and mail all necessary reports to Shareholders, federal, and/or state authorities as requested by the Fund.

E.        MEETINGS OF SHAREHOLDERS

•               Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (Proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents.) and supply daily reports when sufficient proxies have been received.

•               Prepare and submit to the Fund an Affidavit of Mailing.

•               At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm, or microfiche and, if requested by the Fund, Inspectors of Election.

F.         PERIODIC ACTIVITIES

•               Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Fund. (Material must be adaptable to mechanical equipment of Transfer Agent or its agents.)

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